Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
First Potomac Realty Trust:

We consent to the incorporation by reference in the registration statement on Form S-3 of First Potomac Realty Trust of our report dated February 13, 2004, except as to notes 5 and 12, which are as of June 4, 2004, with respect to the consolidated and combined balance sheets of First Potomac Realty Trust and subsidiaries as of December 31, 2003 and 2002, and the related consolidated and combined statements of operations, shareholders’ equity and partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule of real estate and accumulated depreciation, which report appears in the Current Report on Form 8-K of First Potomac Realty Trust filed November 29, 2004; our report dated February 14, 2004 with respect to the statement of revenues and certain expenses for the year ended December 31, 2002 of Alexandria Corporate Park, which report appears in the Current Report on Form 8-K/A of First Potomac Realty Trust filed February 23, 2004; our reports dated April 27, 2004 with respect to the statements of revenues and certain expenses for the year ended December 31, 2003 of Herndon Corporate Center, Aquia Commerce Center I & II and the Suburban Maryland Portfolio, which reports appear in the Current Report on Form 8-K of First Potomac Realty Trust filed May 28, 2004; our report dated September 24, 2004, except as to note 1, which is as of October 22, 2004, with respect to the statement of certain expenses for the year ended December 31, 2003 of 15395 John Marshall Highway and our reports dated October 12, 2004, except as to note 1, which is as of October 22, 2004, and November 11, 2004 with respect to the statements of revenues and certain expenses for the year ended December 31, 2003 of the Armada Hoffler Portfolio and Metro Park North, respectively, which reports appear in the Current Report on Form 8-K/A of First Potomac Realty Trust filed November 29, 2004; and our report dated January 28, 2004 with respect to the statement of revenues and certain expenses for the year ended December 31, 2003 of Windsor at Battlefield Park, which report appears in the Current Report on Form 8-K/A of First Potomac Realty Trust filed on February 7, 2005, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

McLean, Virginia
February 7, 2005